UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 30, 2016 (March 30, 2016)

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MINERCO, INC.
(Exact name of registrant as specified in its charter)

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NEVADA	333-156059	27-2636716
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Bering Drive
Suite 201
Houston, TX 77057
(Address of principal executive offices, including zip code.)

(888) 473-5150
(Registrant’s telephone number, including area code)

Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

¬	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¬	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¬	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¬	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 30, 2016, Minerco, Inc., through its subsidiary Athena Brands, Inc. ("Buyer"), and SmartKids, LLC ("Seller") entered into an Asset Purchase and License Agreement for the Kids 50 Trademark and the license to the rights to YoGabbaGabba from GabbraCaDabra, LLC under a License Agreement dated May 9, 2012 for the purchase price of $80,000, the assumption of $28,000 of accounts payables of our subsidiary Avanzar Sales & Distribution, LLC and the purchase of $3,750 of raw materials from the Seller payable in 8 installments over 8 months. The Buyer also will pay the Seller an additional $50,000 if net revenues exceeds $2,000,000 over the next 18 months.
The summary of the Agreement is as follows (the entire Asset Purchase Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K filed with the Securities and Exchange Commission):
R E C I T A L S:
THIS ASSET PURCHASE AND LICENSE AGREEMENT (this “Agreement”) is dated March 28, 2016, and is between Smart Kids, LLC, a California limited liability company (“Seller”) and Athena Brands, Inc., a Nevada corporation (“Buyer”).

WHEREAS, the Seller owns the trademark Kids 50 (the “Trademark”) and has licensed the rights to the trademark YoGabbaGabba (“Licensed Mark”) from GabbraCaDabra, LLC under a License Agreement dated May 9, 2012 (the “License Agreement”) (the Trademark and the License Agreement listed on Schedule A and hereinafter referred to as the “Assets”); and

WHEREAS, the Seller desires to (i) license and later sell, and the Buyer desires to license to use with an option to buy, the Trademark and (ii) sublicense the Licensed Mark on the terms and conditions set forth in this Agreement;

LICENSE WITH OPTION TO BUY

1.Agreement to License Trademark. Upon execution of this Agreement, and for a period of eight (8) months thereafter, the Seller agrees to exclusively license to the Buyer, and the Buyer agrees to exclusively license from the Seller all of Seller’s rights, title and interest in and to the Trademark, free and clear of any claims, liabilities, security interests, mortgages, liens, pledges, conditions, charges or encumbrances of any nature whatsoever subject to the License Fee set forth below. During the term of the License of the Trademark and if the purchase option is exercised at all times thereafter, Seller shall not use or license the Trademark in any way and Buyer shall have the right to enforce the Trademark as if Buyer owned the Trademark. Seller shall cooperate with Buyer in any action to enforce the Trademark. Buyer shall not take any action that disparages or dilutes the Trademark during the term of the License of the Trademark. Until the option is exercised, Seller shall pay all registration or renewal fees for the Trademarks and continue to maintain the Trademarks.
2.Agreement to Extension of the License Agreement. Seller and Buyer also agree to enter into a Assignment and Extension of the License Agreement in the form of Exhibit A pursuant to which all of Seller’s right, title and interest under the License Agreement will be assigned to Buyer. The final execution of the Assignment and Extension of the License Agreement including the agreement of all necessary third-parties is a pre-requisite for all the terms of this Agreement.
3.Liabilities. The Buyer is not assuming, paying or discharging or in any respect becoming liable for any liability, obligation, commitment or expense of the Seller, except for the $31,750 set forth in the last sentence of this Section 1.3, which represents the reconciliation and payment of the remaining money due to Seller from Avanzar Sales and Distribution, LLC (“Avanzar”). Buyer acknowledges that Avanzar currently holds proceeds from the sale of product of the Seller in the amount of $28,000. Buyer also acknowledges that it will purchase the remaining finished goods of Seller for $3,750. Buyer agrees to pay Seller the aggregate amount of $31,750 payable in six (6) installments of $5,291.67, with the first payment due thirty (30) days from closing and every thirty (30) days thereafter until all 6 installments are paid.

PURCHASE PRICE

1.5    License Fee for Trademark. The consideration (the “License Fee ”) payable by the Buyer to the Seller for the License of the Trademark shall equal an aggregate of $80,000 of which: (i) $10,000 shall be payable upon execution of this Agreement and $10,000 shall be payable every month thereafter until a total of $80,000 has been paid. At the end of eight months, the License of the Trademark shall expire unless Buyer exercises its right to purchase the Trademark as set forth in Section 1.5.
1.6     Buyer’s Option to Purchase Trademark. If, and only if, all payments of the License Fee are made on time and in full as set forth in Section 1.5, and all payments required of Buyer to Seller are made in full and on time in accordance with Section 1.3, and there are no outstanding payments owed by Buyer to Seller for the Finished Goods or Raw Materials as set forth in Section 1.3, then Buyer shall have the right to purchase the Trademark by issuing Two Million Five Hundred Thousand (2,500,000)

shares of Minerco common stock (OTC:MINE) to Seller. If the Buyer properly exercises the option to purchase the Trademark by sending written notice to Seller of its intent to exercise, the Seller shall transfer the Trademark to Seller free and clear of any claims, liabilities, security interests, mortgages, liens, pledges, conditions, charges or encumbrances of any nature whatsoever.
1.7    Bonus. In addition to all other payments due from Buyer to Seller, if Buyer exercises the option to purchase the Trademark as set forth in Section 1.6, then Buyer shall also pay to Seller an additional $50,000 bonus if net revenues exceed $2,000,000 in the eighteen (18) months from and after April 1, 2016. The Bonus is payable in cash but at mutual agreement of parties, it can be paid in stock of Minerco, cash or combination of both.

The foregoing description of the Asset Purchase Agreement is qualified in its entirety by reference to the full text of the Asset Purchase and License Agreement, attached as Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission and incorporated herein by reference.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

EXHIBITS, FINANCIAL STATEMENT SCHEDULES

Incorporated by reference
Exhibit	Document Description	Form	Date	Number	Filed herewith
10.1	Asset Purchase and License Agreements				X

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MINERCO, INC.

Date: 03/30/2016	By:	/s/ V. Scott Vanis